Exhibit 10.2

PURCHASE AND SALE AGREEMENT

by and between

KENTUCKY POWER COST RECOVERY LLC,

Issuer

and

KENTUCKY POWER COMPANY,

Seller

Dated as of June 12, 2025

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A	Bill of Sale

ii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of June 12, 2025, is between Kentucky Power Cost Recovery LLC, a Delaware limited liability company (the “Issuer”), and Kentucky Power Company, a Kentucky corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”).

RECITALS

WHEREAS, the Issuer desires to purchase the Cost Recovery Property created pursuant to the Act and the Financing Order;

WHEREAS, the Seller is willing to sell its rights and interests under the Financing Order to the Issuer whereupon such rights and interests will become the Cost Recovery Property;

WHEREAS, the Issuer, in order to finance the purchase of the Cost Recovery Property, will issue the Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Cost Recovery Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof among the Issuer, U.S. Bank Trust Company, National Association, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, in its capacity as securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(d) Non-capitalized terms used herein which are defined in the Act, as the context requires, have the meanings assigned to such terms in the Act, but without giving effect to amendments to the Act after the date hereof which have a material adverse effect on the Issuer or the Bondholders.

ARTICLE II

CONVEYANCE OF COST RECOVERY PROPERTY

SECTION 2.01. Conveyance of Cost Recovery Property.

(a) In consideration of the Issuer’s payment to the Seller of $475,719,614.04 (the “Purchase Price”), subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, assign, and otherwise transfer to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Cost Recovery Property (such sale, assignment, and transfer of the Cost Recovery Property includes, to the fullest extent permitted by the Act, the irrevocable right to impose, bill, charge, collect, receive, and adjust Charges and the assignment of the revenues, collections, claims, rights to payments, payments, moneys or proceeds of or arising from the Charges related to the Cost Recovery Property, as the same may be adjusted from time to time). Such sale, assignment, and transfer is hereby expressly stated to be a sale and, pursuant to Section 278.688 of the Act and other applicable law, shall be treated as an absolute transfer and true sale of all of, and not as a pledge of or secured transaction relating to, Seller’s right, title and interest in, to and under the Cost Recovery Property. The Seller and the Issuer agree that after giving effect to the sale, assignment, and transfer contemplated hereby the Seller has no right, title or interest in or to the Cost Recovery Property to which a security interest could attach because (i) it has sold, assigned, and transferred all right, title and interest in and to the Cost Recovery Property to the Issuer, (ii) as provided in Section 278.676(3) of the Act, such rights to impose, bill, charge, collect, receive, and adjust Charges are present, intangible property rights which will be created in favor of the Issuer simultaneously when such rights are first transferred to an assignee and pledged in connection with the issuance of the Bonds and (iii) as provided in Sections 278.688(4)(d) of the Act, appropriate notice has been filed in accordance with the rules prescribed by the Secretary of State of the Commonwealth of Kentucky under Section 278.692 of the Act and such transfer of an interest in Cost Recovery Property to an assignee is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, assignment and transfer is held by any court of competent jurisdiction not to be a true sale as provided in Section 278.688 of the Act, then such sale, assignment and transfer shall be treated as a pledge of the Cost Recovery Property and as the creation of a security interest (within the meaning of the Act and the UCC) in the Cost Recovery Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Cost Recovery Property to the Issuer, the Seller hereby grants a security interest in the Cost Recovery Property to the Issuer and to the Indenture Trustee for the benefit of the Secured Parties to secure their respective rights under the Basic Documents to receive the Charges and all other Cost Recovery Property.

(b) Subject to Section 2.02, the Issuer does hereby purchase the Cost Recovery Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02. Conditions to Conveyance of Cost Recovery Property . The obligation of the Issuer to purchase Cost Recovery Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(a) on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Cost Recovery Property to be conveyed on the Closing Date;

(b) on or prior to the Closing Date, the Seller shall have received the Financing Order creating the Cost Recovery Property;

(c) as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

(d) as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(e) as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Cost Recovery Property to be conveyed on such date and (B) all conditions to the issuance of the Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(f) on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Cost Recovery Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings pursuant to the Act or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date;

(g) the Seller shall have delivered to (A) the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies and (B) the Indenture Trustee any Opinions of Counsel required by the Indenture Trustee;

(h) the Seller shall have received the Purchase Price in funds immediately available on the Closing Date;

(i) on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, the Administration Agreement, this Agreement, the Indenture, the Financing Order, the Charge Rider and the Act shall be in full force and effect;

(j) the Bonds shall have received a rating or ratings required by the Financing Order;

(k) the Seller shall have delivered to the Issuer the Cash Flow Model; and

(l) the Seller shall have delivered to the Indenture Trustee and the Issuer an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Cost Recovery Property. The Seller also acknowledges that the Commission, on behalf of the Customers, has relied thereon in authorizing the Bonds to be issued. The representations and warranties shall survive the sale and transfer of Cost Recovery Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer, the Indenture Trustee and the Commission, on behalf of the Customers.

SECTION 3.01. Organization and Good Standing. The Seller is a corporation duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties as such properties are owned on the Closing Date and to conduct its business as such business is conducted by it on the Closing Date, and has the requisite corporate or other power and authority to obtain the Financing Order and own the rights and interests under the Financing Order and to sell and assign those rights and interests to the Issuer.

SECTION 3.02. Due Qualification. The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03. Power and Authority. The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05. No Violation. The consummation by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents, or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Act or any Lien that may be granted under the Basic Documents); or (iii) violate in any material respect any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06. No Proceedings. There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Act, the Financing Order, this Agreement, any of the other Basic Documents or the Bonds, (ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Act, the Financing Order, this Agreement, any of the other Basic Documents or the Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Bonds as debt.

SECTION 3.07. Approvals. Except for UCC financing statement filings under the UCC and the Act, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

SECTION 3.08. The Cost Recovery Property.

(a) Information. Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Cost Recovery Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter relating thereto) is true and correct in all material respects.

(b) Title. It is the intention of the parties hereto that (other than for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfer and assignment herein contemplated constitute a sale and absolute transfer of the Cost Recovery Property from the Seller to the Issuer and that no interest in, or right or title to, the Cost Recovery Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Cost Recovery Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Cost Recovery Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any UCC financing statement against it that includes a description of collateral including the Cost Recovery Property other than (i) any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents and (ii) any financing statement being amended in connection with the Intercreditor Agreement to expressly exclude the Cost Recovery Property from the description of collateral. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer. At the Closing Date, immediately prior to the sale of the Cost Recovery Property hereunder, the Seller is the original and the sole owner of the Cost Recovery Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c) Transfer Filings. On the Closing Date, immediately upon the sale hereunder, the Cost Recovery Property shall be validly transferred, sold, conveyed, and assigned to the Issuer free and clear of all Liens (except for any Lien created in favor of the Indenture Trustee, for the benefit of the Holders, pursuant to the Act or any Lien that may be granted under the Basic Documents) and all filings and action to be made or taken by the Seller (including, without limitation, filings with the Secretary of State of the Commonwealth of Kentucky under the Act) necessary in any jurisdiction to give the Issuer a valid, binding and perfected ownership interest (subject to any Lien created in favor of the Indenture Trustee, for the benefit of the Holders, pursuant to the Act and any Lien that may be granted under the Basic Documents) in the Cost Recovery Property have been made or taken. All filings and action have also been made or taken to perfect the security interest in the Cost Recovery Property granted by the Seller to the Issuer (subject to any Lien in favor of the Indenture Trustee, for the benefit of the Holders, pursuant to the Act and any Lien that may be granted under the Basic Documents) and, to the extent necessary, the Indenture Trustee pursuant to Section 2.01.

(d) Financing Order, Issuance Advice Letter and Charge Rider; Other Approvals. On the Closing Date, under the laws of the Commonwealth of Kentucky and the United States in effect on the Closing Date, (i) the Financing Order pursuant to which the rights and interests of the Seller, including the right to impose, bill, charge, collect, receive, and adjust the Charges and, in and to the Cost Recovery Property transferred on such date have been created, is Final and non-appealable and is in full force and effect; (ii) as of the issuance of the Bonds, the Bonds are entitled to the protection of the Act and, accordingly, the Financing Order, the Charges and the Issuance Advice Letter are not revocable by the Commission; (iii) as of the issuance of the

Bonds, the Charges are in full force and effect and not subject to modification by the Commission except as provided under Section 278.678 of the Act, as implemented by the Financing Order; (iv) the process by which the Financing Order creating the Cost Recovery Property transferred on such date was adopted and approved, and the Financing Order, the Issuance Advice Letter and Charge Rider themselves, comply with all applicable laws, rules and regulations; (v) the Issuance Advice Letter and Charge Rider relating to the Cost Recovery Property transferred on such date have been filed in accordance with the Financing Order creating the Cost Recovery Property transferred on such date and an officer of the Seller has provided the certification to the Commission required by the Issuance Advice Letter; and (vi) no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the Cost Recovery Property transferred on such date, except those that have been obtained or made.

(e) State Action. The Commonwealth of Kentucky has pledged pursuant to Section 65.114(2) of the Act that it will not (i) alter the provisions of Sections 278.670 to 278.696 and 65.114 of the Act which authorize the Commission to create the irrevocable contract right or right to sue by the issuance of the Financing Order creating the Cost Recovery Property, making the Charges imposed by the Financing Order irrevocable, binding, or affecting the nonbypassable charges for all existing and future Customers, (ii) take or permit any action that impairs or would impair the value of the Cost Recovery Property or the security for the Bonds or revises the Recovery Costs for which recovery is authorized, (iii) in any way impair the rights and remedies of the Bondholders, assignees and other financing parties, or (iv) except for changes made pursuant to the formula-based true-up mechanism authorized under Section 278.678 of the Act, reduce, alter, or impair the Charges that are to be imposed, billed, charge, collected, and remitted for the benefit of the Bondholders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs, and other fees, expenses or charges incurred, and any contracts to be performed, in connection with the related Bonds have been paid and performed in full. Under the laws of the Commonwealth of Kentucky and the United States, the Commonwealth of Kentucky may not constitutionally take any action of a legislative character including the repeal or amendment of the Act, which would substantially limit, alter or impair the Cost Recovery Property or other rights vested in the Holders pursuant to the Financing Order, or substantially limit, alter, impair or reduce the value or amount of the Cost Recovery Property, unless such action is a reasonable exercise of the sovereign powers of the Commonwealth of Kentucky and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the United States and Kentucky Constitutions, the Commonwealth of Kentucky may not repeal or amend the Act, as implemented by the Financing Order, or take any other action in contravention of its pledge quoted above without paying just compensation to the Holders, as determined by a court of competent jurisdiction if doing so would constitute a permanent appropriation of a substantial property interest of the Holders in the Cost Recovery Property and deprive the Holders of their reasonable expectations arising from their investments in the Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the Bonds.

(f) Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those Charges will in fact be sufficient to meet the payment obligations on the related Bonds or that the assumptions used in calculating such Charges will in fact be realized.

(g) Creation of Cost Recovery Property. Upon the effectiveness of the Financing Order, the Issuance Advice Letter and the Charge Rider with respect to the Cost Recovery Property, the transfer of the Cost Recovery Property pursuant to this Agreement and the filing of the appropriate notice of transfer with the Secretary of State of the Commonwealth of Kentucky: (i) the rights and interests of the Seller under the Financing Order, including the right to impose, bill, charge, collect, receive, and adjust the Charges authorized in the Financing Order, will become “securitized property” as defined in Section 278.670(19) of the Act; (ii) the Cost Recovery Property will constitute an existing, present, and intangible property right or interest therein vested in the Issuer; (iii) the Cost Recovery Property will include (A) the right, title and interest of the Seller in the Financing Order and the Charges and (B) the right to impose, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in Section 4.01(b) of the Servicing Agreement) of such Charges, and the rates and other charges authorized by the Financing Order and all revenues, collections, claims, rights to payments, payments, moneys, or proceeds of or arising from the Charges; (iv) the owner of the Cost Recovery Property will be legally entitled to impose, bill, charge, collect, receive, and adjust Charges in the aggregate sufficient to pay the interest on and principal of the Bonds in accordance with the Indenture, to pay the fees and expenses of servicing the Bonds, to replenish the Capital Subaccount to the Required Capital Level until the Bonds are paid in full and all Ongoing Financing Costs with respect to the Bonds have been paid in full or until the last date permitted for the collection of payments in respect of the Charges under the Financing Order, whichever is earlier, and the Revenue Class allocation percentages in the Financing Order do not prohibit the owner of the Cost Recovery Property from obtaining adjustments and effecting allocations to the Charges which are otherwise permitted by the Act, as implemented by the Financing Order, in order to collect payments of such amounts; and (v) the Cost Recovery Property is not subject to any Lien other than any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Act or any Lien that may be granted under the Basic Documents.

(h) Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Bonds and the Commission has authorized the Bonds to be issued, and to reflect the parties’ and the Commission’s agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and the Commission (for the benefit of the Customers) and their permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer, the Commission (on behalf of the Customers) and their permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i) Prospectus. As of the date hereof, the information describing the Seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in the prospectus dated June 5, 2025, relating to the Bonds is true and correct in all material respects.

(j) Solvency. After giving effect to the sale of the Cost Recovery Property hereunder, the Seller:

(i) is solvent and expects to remain solvent;

(ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;

(iii) is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

(iv) reasonably believes that it will be able to pay its debts as they come due; and

(v) is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

(k) No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Act, the Financing Order, the Issuance Advice Letter, the Cost Recovery Property or the Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(l) Survival of Representations and Warranties. The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09. Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. THE SELLER (SOLELY IN ITS CAPACITY AS SELLER) MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS.

ARTICLE IV

COVENANTS OF THE SELLER

SECTION 4.01. Existence. Subject to Section 5.02, so long as any of the Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to operate its electric transmission and distribution system to provide service to its customers (or, if transmission and distribution are split, to provide distribution service directly to its customers) under Commission-approved rate schedules.

SECTION 4.02. No Liens. Except for the conveyance hereunder or any Lien under the Act in favor of the Indenture Trustee for the benefit of the Holders and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Cost Recovery Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Cost Recovery Property against all claims of third parties claiming through or under the Seller. Kentucky Power, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Cost Recovery Property.

SECTION 4.03. Delivery of Collections. In the event that the Seller receives collections in respect of the Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to reallocate or transfer to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof, but in no event later than five (5) Business Days after the Seller becomes aware of such receipt. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee. If the Seller becomes a party to (a) any future sale agreement selling to the Issuer or any other Affiliate property consisting of charges similar to the Charges sold pursuant to this Agreement, payable by Customers pursuant to the Act or any similar law, or (b) any future trade receivables purchase and sale arrangement or similar arrangement, or an extension to any such existing arrangement, under which Seller sells all or any portion of its accounts receivables, in each case the Seller and the other parties to such arrangement shall enter into an amendment or joinder to the Intercreditor Agreement to acknowledge the rights of the Seller, the Issuer and any future seller and issuer.

SECTION 4.04. Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee in writing promptly after becoming aware of any Lien on any of the Cost Recovery Property, other than the conveyance hereunder, any Lien under the Basic Documents or any Lien under the Act created in favor of the Indenture Trustee for the benefit of the Holders.

SECTION 4.05. Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to the Seller, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Cost Recovery Property or under any of the other Basic Documents to which the Seller is a party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which the Seller is a party.

SECTION 4.06. Covenants Related to Bonds, and Cost Recovery Property.

(a) So long as any of the Bonds are outstanding, the Seller shall treat the Cost Recovery Property as the Issuer’s property for all purposes other than financial reporting, state or federal regulatory or tax purposes, and treat the Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.

(b) Solely for the purposes of federal income tax law and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the Bonds are outstanding, the Seller agrees to treat the Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the Collateral unless otherwise required by appropriate taxing authorities.

(c) So long as any of the Bonds are outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Cost Recovery Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d) So long as any of the Bonds are outstanding, the Seller shall not own or purchase any Bonds.

(e) So long as the Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f) The Seller agrees that, upon the sale by the Seller of the Cost Recovery Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including, as applicable, the Commission’s regulations and the Act, the Issuer shall have all of the rights originally held by the Seller with respect to the Cost Recovery Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of the Cost Recovery Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer directly to the Issuer shall discharge such Customer’s obligations, if any, in respect of the Cost Recovery Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g) So long as any of the Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the Cost Recovery Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Cost Recovery Property that is inconsistent with the ownership interest of the Issuer (other than for financial accounting or tax purposes or as required by state or federal regulatory purposes), (iii) the Seller shall not take any action in respect of the Cost Recovery Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, (iv) the Seller shall not sell “securitized property” under a separate “financing order” in connection with the issuance of additional

“securitized bonds” (each term as defined in the Act) unless the Rating Agency Condition shall have been satisfied, and (v) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal income tax law and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

SECTION 4.07. Protection of Title. The Seller shall execute and file such filings, including, without limitation, filings with the Secretary of State of the Commonwealth of Kentucky pursuant to the Act, and cause to be executed (if applicable) and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer and the first priority security interest of the Indenture Trustee in the Cost Recovery Property, including, without limitation, all filings required under the Act and the UCC relating to the transfer of the ownership of the rights and interest in the Cost Recovery Property by the Seller to the Issuer or the pledge of the Issuer’s interest in the Cost Recovery Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the Commission, the Commonwealth of Kentucky or any of their respective agents, of any of their obligations or duties under the Act, the Financing Order or the Issuance Advice Letter. The Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary (i) to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Act, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable by the Seller.

SECTION 4.08. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09. Taxes. So long as any of the Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Cost Recovery Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10. Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of any Issuance Advice Letter with the Commission.

SECTION 4.11. Charge Rider. The Seller hereby agrees to make all reasonable efforts to keep the Charge Rider in full force and effect at all times.

SECTION 4.12. Notice of Breach to Rating Agencies, Etc.. Promptly after a Responsible Officer of the Seller obtains actual knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein (a “Seller’s Breach”), the Seller shall promptly notify the Issuer, the Indenture Trustee, the Commission and the Rating Agencies in writing of such breach (with prior written notice to the Servicer in order to enable compliance with Section 8.13 of the Servicing Agreement). For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Bonds will be deemed to be a material breach for purposes of this Section 4.12.

SECTION 4.13. Use of Proceeds. The Seller shall use the proceeds of the sale of the Cost Recovery Property in accordance with the Financing Order and the Act.

SECTION 4.14. Further Assurances. Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE V

THE SELLER

SECTION 5.01. Liability of Seller; Indemnities.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Cost Recovery Property to the Issuer, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Bond; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee.

(c) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Cost Recovery Property to the Issuer, Issuer’s ownership and assignment of the Cost Recovery Property, the issuance and sale by the Issuer of the Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Bond; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(c) solely through a cause of action brought for their benefit by the Indenture Trustee.

(d) The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against all Losses that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of a Seller’s Breach.

(e) Indemnification under Section 5.01(b), Section 5.01(c), 5.01 (d) and 5.01 (f) shall include reasonable and documented out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses) and any costs or expenses of bringing any claim to enforce such indemnification obligations, except as otherwise expressly provided in this Agreement.

(f) The Seller shall indemnify the Indenture Trustee (for itself) and each Independent Manager, and any of their respective officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of a Seller’s Breach, including any costs or expenses of bringing any claim to enforce such indemnification obligation, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller’s Breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller for such settlement, which such consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to the applicable Indemnified Person(s), the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person in writing to employ separate counsel at the expense of the Seller or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as an Operating Expense in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(h) The Seller shall indemnify the Commission (for the benefit of Customers) for, and defend and hold harmless against, any and all Losses that may be imposed upon, incurred by or asserted against the Customers or the Commission as a result of a Seller’s Breach under this Agreement resulting from the Seller’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under this Agreement. The indemnification obligation set forth in this paragraph may be enforced by the Commission but is not enforceable by any Customer. Any indemnity payments made to the Commission under this paragraph for the benefit of Customers shall be remitted to the Indenture Trustee promptly for deposit into the Collection Account; provided that, so long as the Seller is also the Servicer, any indemnity payments required to made to the Commission under this paragraph for the benefit of Customers shall be satisfied by Seller in its capacity as Servicer via a credit to Customers on their Bills; provided, further, that any credit to Customers shall not impact the Charges or the Cost Recovery Property.

(i) The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

(j) Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Act or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank on parity with other general, unsecured obligations of the Seller. The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

SECTION 5.02. Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged, converted or consolidated (by operation of law or otherwise), (b) that may result from any merger, conversion or consolidation to which the Seller shall be a party, (c) that may succeed to the properties and assets of the Seller substantially as a whole, (d) which is a successor entity resulting from the division of the Seller into two or more Persons, or (e) which otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Seller (or, if transmission and distribution are not provided by a single entity, which provides wire service directly to Customers), and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be the successor to the Seller under this Agreement (a “Permitted Successor”) without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) immediately after giving effect to such transaction, no representation, warranty or covenant made by the Seller pursuant to Article III or Article IV shall be breached in any material respect and, to the extent the Seller is the Servicer, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,

(ii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

(iii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency (with a copy to the Commission) an Opinion of Counsel from external counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the Commission pursuant to the Act, have been authorized, executed (if applicable) and filed that are necessary to fully maintain the respective ownership or security interest, as applicable, of the Issuer and the Indenture Trustee in all of the Cost Recovery Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to maintain such interests,

(iv) the Permitted Successor shall been assigned all of Seller’s obligations under both the Servicing Agreement and the Administration Agreement (to the extent Seller is no longer required to serve in such respective role or such obligations of Seller can be assigned),

(v) the Seller shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material federal income tax consequence to the Issuer or the Bondholders, and

(vi) the Seller shall have given the Rating Agencies prior written notice of such transaction (with prior written notice to the Servicer in order to enable compliance with Section 8.13 of the Servicing Agreement).

When any Person (or more than one Person) acquires the properties and assets of the Seller substantially as a whole or otherwise becomes the successor, whether by merger, conversion, consolidation, sale, transfer, lease, management contract or otherwise, to all or substantially all of the electric transmission and distribution business of the Seller (or, if transmission and distribution are not provided by a single entity, provides wire service directly to Customers) in accordance with the terms of this Section 5.02, then upon satisfaction of all of the other conditions of this Section 5.02, the preceding Seller shall automatically and without further notice be released from all of its obligations hereunder.

SECTION 5.03. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01. Amendment.

(a) This Agreement may be amended in writing by the Seller and the Issuer with ten Business Days’ prior written notice given to the Rating Agencies (i) to cure any ambiguity or to correct or supplement any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder, without the consent of the Holders of not less than a majority of the outstanding principal amount of the Bonds; or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus.

(b) In addition, this Agreement may be amended in writing by the Seller and the Issuer with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition and (iii) after the issuance of the Bonds, the satisfaction of the KPSC Condition described in Section 6.01(e); provided that any such amendment may not, as evidenced by an Officer’s Certificate of Seller delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interest of any Holder of the Bonds, without the consent of the Holders of not less than a majority of the outstanding principal amount of the Bonds. In determining whether a majority of Holders have consented, Bonds owned by the Issuer, Seller or any Affiliate of the Issuer or Seller shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Bonds it actually knows to be so owned. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(c) It shall not be necessary for the consent of Holders pursuant to this Section 6.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied and (ii) the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(e) KPSC Condition.

(i) With respect to the Commission’s consent to any modification or amendment to this Agreement, at least 15 days prior to the effectiveness of any such modification or amendment, the Seller may submit the modification or amendment to the Commission by delivering to the Commission’s Executive Director a written request for such consent, which request shall contain:

(A) a reference to Case No. 2023-00159;

(B) a statement as to the possible effect of the amendment on Ongoing Financing Costs;

(C) an Officer’s Certificate stating that the proposed amendment has been approved by all relevant parties to this Agreement; and

(D) a statement identifying the person to whom the Commission or its staff is to address its consent to the proposed amendment or request additional time.

(ii) If the Commission or the Commission’s Executive Director, within 15 days (subject to extension as provided in clause (e)(iii)) of receiving a notification complying with subparagraph (e)(i), shall have delivered to the office of the person specified in clause (e)(i)(D) a written statement that the Commission might object to the proposed amendment or modification, then, subject to clause (e)(iv) below, such proposed amendment or modification shall not be effective unless and until either (A) the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification or (B) the Commission is conclusively deemed to not have any objection pursuant to clause (e)(iv) below.

(iii) If the Commission or the Commission’s Executive Director, within 15 days of receiving a notification complying with subparagraph (e)(i), shall have delivered to the office of the person specified in clause (e)(i)(D) a written statement requesting an additional amount of time not to exceed 30 days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (e)(i)(D) a written statement as described in subparagraph (e)(ii), unless and until either (A) the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification or (B) the Commission is conclusively deemed to not have any objection pursuant to clause (e)(iv) below.

(iv) If (A) the Commission or the Commission’s Executive Director, has not delivered written notice that the Commission might object to such proposed amendment or modification within the time periods described in subparagraphs (e)(ii) or (e)(iii) above, whichever is applicable, or (B) the Commission or the Commission’s Executive Director has delivered such written notice but does not within 45 days of the delivery of the notification in (e)(i) above, provide subsequent written notice confirming that it does in fact object and the reasons therefore or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective.

(v) Following delivery of a notice to the Commission by the Seller under Section 6.01(e)(i) above, the Seller and Issuer may at any time withdraw from the Commission further consideration of any notification of a proposed amendment.

SECTION 6.02. Notices. All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the Commission or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a) in the case of the Seller, to Kentucky Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Email: Treasury_Operations_AEP@aep.com;

(b) in the case of the Issuer, Kentucky Power Cost Recovery LLC, at 1645 Winchester Avenue, Ashland, Kentucky 41101, Attention: Vice President – Regulatory and Finance, Telephone: (606) 929-1488, Email: Treasury_Operations_AEP@aep.com;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of the Commission, to Kentucky Public Service Commission, P.O. Box 615, 211 Sower Boulevard, Frankfort, Kentucky 40602-0615, Telephone: (502) 564-3940, Email: psced@ky.gov;

(e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email), and solely for purposes of Rating Agency Condition communications: abscormonitoring@moodys.com;

(f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email); or

(g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.03. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.04. Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties), the Commission (for the benefit of the Customers) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Cost Recovery Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order or pursuant to this Agreement may be asserted or exercised only by the Commission (or by an authorized designee in the name of the Commission) for the benefit of such Customer.

SECTION 6.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.09. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Cost Recovery Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 6.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.11. Waivers. Any default, term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver or extension delivered by the Issuer shall be effective unless both the Commission and the Indenture Trustee (acting at the written direction of the Holders of a majority of the Outstanding Amount of the Bonds) has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

SECTION 6.12. Commission Authority. The Commission also shall be a third-party beneficiary of this Agreement for the benefit of the Customers. In this capacity, so long as a breach constituting a Seller’s Breach has occurred and is continuing, the Commission shall be authorized to declare a Seller’s Breach under this Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

KENTUCKY POWER COST RECOVERY LLC, as Issuer

By:	/s/ Matthew D. Fransen
Name: Matthew D. Fransen
Title: Vice President and Treasurer

KENTUCKY POWER COMPANY, as Seller

By:	/s/ Matthew D. Fransen
Name: Matthew D. Fransen
Title: Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

Signature Page to

Securitized Property Purchase and Sale Agreement

EXHIBIT A

BILL OF SALE

1. This Bill of Sale is being delivered pursuant to the Purchase and Sale Agreement, dated as of June 12, 2025 (the “Sale Agreement”), by and between Kentucky Power Company (the “Seller”) and Kentucky Power Cost Recovery LLC (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.

2. In consideration of the Issuer’s delivery to or upon the order of the Seller of $475,719,614.04, the Seller does hereby irrevocably sell, assign and transfer to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the Cost Recovery Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the Cost Recovery Property includes, to the fullest extent permitted by the Act, the right to impose, bill, charge, collect, receive, and adjust Charges and the assignment of all revenues, collections, claims, rights to payments, payments, moneys or proceeds of or arising from the Charges related to the Cost Recovery Property, as the same may be adjusted from time to time). Such sale, assignment, and transfer is hereby expressly stated to be a sale and, pursuant to Section 278.688 of the Act and other applicable law, shall be treated as an absolute transfer and true sale of all of, and not a pledge of or secured transaction relating to, the Seller’s right, title and interest in, to, and under the Cost Recovery Property. The Seller and the Issuer agree that after giving effect to the sale, assignment, and transfer contemplated hereby the Seller has no right, title or interest in or to the Cost Recovery Property to which a security interest could attach because (i) it has sold, assigned and transferred all right, title and interest in and to the Cost Recovery Property to the Issuer and (ii) as provided in the Act, appropriate notice has been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors. If such sale, assignment and transfer is held by any court of competent jurisdiction not to be a true sale as provided in the Act, then such sale, assignment and transfer shall be treated as a pledge of the Cost Recovery Property and as the creation of a security interest (within the meaning of the Act and the UCC) in the Cost Recovery Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Cost Recovery Property to the Issuer, the Seller hereby grants a security interest in the Cost Recovery Property to the Issuer (and, to the extent necessary to qualify the grant as a security interest under the Act and the UCC, to the Indenture Trustee for the benefit of the Secured Parties to secure the right of the Issuer under the Basic Documents to receive the Charges and all other Cost Recovery Property).

3. The Issuer does hereby purchase the Cost Recovery Property from the Seller for the consideration set forth in the preceding paragraph.

4. The Seller and the Issuer each acknowledge and agree that the purchase price for the Cost Recovery Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

EXHIBIT A

1

5. The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.02 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.

6. This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7. THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EXHIBIT A

2

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the 12th day of June, 2025.

KENTUCKY POWER COST RECOVERY LLC

By:
Name: Matthew D. Fransen
Title: Vice President and Treasurer

KENTUCKY POWER COMPANY

By:
Name: Matthew D. Fransen
Title: Vice President and Treasurer

EXHIBIT A

3

SCHEDULE 1

to

BILL OF SALE

COST RECOVERY PROPERTY

All Cost Recovery Property created or arising under the Financing Order dated as of April 11, 2025, issued by the Commission in Case No. 2023-00159 pursuant to the Act, which amends, restates and supersedes the Financing Order issued by the Commission on January 10, 2024, in Case No. 2023-00159.

4